Exhibit 4.2

                                 TRUST AGREEMENT

         THIS TRUST AGREEMENT, dated as of December 28, 1999 (this "Trust Agreement"), between (i) SOUTHERN FINANCIAL BANCORP, INC., a Virginia corporation (the "Depositor"), and (ii) WILMINGTON TRUST COMPANY, a Delaware banking corporation (the "Trustee"). The Depositor and the Trustee hereby agree as follows:

         1. The trust created hereby (the "Trust") shall be known as "SOUTHERN FINANCIAL CAPITAL TRUST I" in which name the Trustee, or the Depositor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

         2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustee the sum of $10. The Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

         3. The Depositor and the Trustee will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities (the "Securities") referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.

         4. The Depositor and the Trustee hereby authorize and direct the Depositor, as the Sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, the Registration Statement on Form S-1 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Securities and possible certain other securities, (ii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable and (iii) to execute on behalf of the Trust that certain Underwriting Agreement relating to the Securities, among the Trust, the Depositor and the Underwriter named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement. In connection with the filings referred to above, the Depositor hereby constitutes and appoints Georgia
S. Derrico and R. Roderick Porter, and each of them, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission and administrators of state securities or blue sky laws, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

         5.       This  Trust   Agreement   may  be  executed  in  one  or  more
counterparts.

         6. The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty (30) days' prior notice to the Depositor.

         7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws of principles).

         8. To the fullest extent permitted by applicable law, the Sponsor shall indemnify and hold harmless the Trustee from and against any loss, damage or claim incurred by the Trustee by reason of any act or omission performed or omitted by the Trustee in good faith on behalf of the Trust and in a matter the Trustee reasonably believed to be within the scope of authority conferred on the Trustee by this Declaration, except that the Trustee shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by the Trustee by reason of gross negligence or willful misconduct with respect to such acts or omissions.

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                           SOUTHERN FINANCIAL BANCORP, INC.


                                           By: /s/ William H. Lagos
                                               ---------------------------------
                                               Name:  William H. Lagos
                                               Title: Senior Vice President

                                           WILMINGTON TRUST COMPANY,
                                           as Trustee


                                           By: /s/ Patricia A. Evans
                                               ---------------------------------
                                               Name:  Patricia A. Evans
                                               Title: Financial Services Officer


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